UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2014

SKULLCANDY, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250 Park City, Utah
(Address of principal executive offices)
(435) 940-1545
(Registrant’s telephone number, including area code):
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangement of Certain Officers.

As disclosed in the Company’s proxy statement filed on April 2, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Skullcandy, Inc. (the “Company”) contemplated the award of performance stock units (“PSUs”) valued at $50,000, to be granted in 2014 to S. Hoby Darling, President and Chief Executive Officer of the Company, as part of his total equity awards and compensation for 2014, subject to the Committee establishing the appropriate performance metrics. On May 14, 2014, the Committee approved the performance metrics for this grant and accordingly awarded Mr. Darling 7,042 PSUs, using a value of $50,000 and a closing price of $7.10 on the grant date. The Committee believes it is in the best interest of the Company and its stockholders to grant PSUs to Mr. Darling in order to better align his compensation (and particularly the equity portion of his compensation) with the measurable performance of the Company and to be consistent with compensation best practices. The PSUs are earned and converted to shares of our Common Stock on a one for one basis only if the Company achieves or exceeds a pre-established average annual targeted growth rate of Net Sales over the specified performance period (“Target Rate”). Net Sales is defined as the Net Sales reported by the Company in its financial statements. Under the PSUs, growth in annual Net Sales is measured for five years, commencing with growth of Net Sales for 2014 (over 2013 Net Sales). The annual growth rate in Net Sales over the five fiscal years (2014 through 2018) is then averaged and if the average annual growth rate exceeds the Target Rate, then all of the PSUs will vest and convert to shares of Company common stock upon certification by the Committee (after December 31, 2018) of achievement of such results. However, if the average annual growth rate for the first four fiscal years ending December 31, 2017 meets or exceeds the Target Rate, the PSUs will vest and convert to shares of Company common stock upon certification by the Committee (after December 31, 2017) of such results. If at December 31, 2018, the five year’s average annual growth rate in Net Sales does not meet or exceed the Target Rate, then all of the PSUs are forfeited. In no event will more than the granted 7,042 PSUs be earned or vest. The PSUs are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

As provided in Mr. Darling’s Employment Agreements, the PSUs will be deemed fully vested and convert to shares of Common Stock upon a qualifying termination of employment (which includes a termination without cause or for good reason) and upon death or disability (as defined).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014

SKULLCANDY, INC.

	By:	/s/ Jason Hodell
Jason Hodell
Chief Financial Officer